INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Talbert Medical Management
Holdings Corporation (the Company) on Form S-8 of our reported dated April 4, 1997 appearing in the Company's
Prospectus which is part of the Registration Statement
No. 333-17679 of Talbert Medical Management Holdings
Corporation on Form S-1 insofar as such report relates to the consolidated financial statements of the Company for the year ended December 31, 1996.


/s/ Deloitte & Touche LLP
Costa Mesa, California
May 16, 1997